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Exhibit 9

SHARE PURCHASE AGREEMENT

  THIS AGREEMENT is made as of the 23rd day of January, 2006

B E T W E E N :

      SR TELECOM INC., a corporation incorporated under the laws of Canada (hereinafter referred to as the "Corporation")

— and —

      NORTH POLE CAPITAL MASTER FUND (the "Purchaser")

        WHEREAS the Purchaser is a holder of 10% Secured Convertible Debentures (the "Debentures") of the Corporation;

        AND WHEREAS the Purchaser wishes to convert the Debentures and to subscribe for Purchased Shares (as defined herein) of the Corporation upon and subject to the terms and conditions set forth herein;

        AND WHEREAS the Corporation wishes to raise additional capital by issuing Purchased Shares;

        NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1   Definitions

        In this Agreement, unless something in the subject matter or context is inconsistent therewith:

  "Agreement" means this agreement and all amendments made hereto by written agreement between the Corporation and the Purchaser;

  "business day" means a day of the year other than a Saturday or Sunday or statutory holiday in Ontario or Quebec;

  "Closing Date" means January 31, 2006, or such later date as may be agreed to by the Purchaser in writing;

  "Common Shares" means the Common Shares of the Corporation;

  "ECF Lenders" means B IV Capital Partners, L.P., GMAM Investment Funds Trust II, DDJ Canadian High Yield Fund, DDJ October Fund Onshore Feeder, Limited Partnership, October OS Investment Sub 2005, Ltd, Guardian Capital L.P., Greywolf Loan Participation LLC, Catalyst Fund General Partner I Inc. and Polar Securities Inc.;

  "Filed Securities Documents" means any documents filed under Provincial Securities Laws under the Corporation's name on SEDAR or under U.S. Securities Laws under the Corporation's name on EDGAR;

  "Material Change" means a material change for purposes of any of the Provincial Securities Laws;

  "Material Fact" means a material fact for purposes of any of the Provincial Securities Laws;

  "Misrepresentation" means a misrepresentation for purposes of any of the Provincial Securities Laws;

  "Other Purchasers" means those persons other than the Purchaser who will be purchasing an aggregate of CDN$50 million of Common Shares (including the Purchased Shares) at the Time of Closing on terms and conditions similar to those contained herein;

  "Provincial Securities Laws" means, collectively, the applicable securities laws of each of the provinces of Ontario and Quebec and the respective rules and regulations made thereunder together with all applicable published policy statements and rulings of the securities regulatory authorities in such provinces;

  "Purchased Shares" means that number of Common Shares being purchased by the Purchaser as set forth in Schedule "A";

  "Subsidiary" has the meaning ascribed thereto in the Canada Business Corporations Act;

  "Supplemental Indenture" means the supplemental indenture to the Trust Indenture substantially in the form attached hereto as Schedule "B";

  "Time of Closing" means 2:00 p.m. (Montreal time) on the Closing Date; and

  "Trust Indenture" means the trust indenture of the Corporation pursuant to which the Debentures were issued.

1.2   Headings

        The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and do not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular. Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3   Extended Meanings

        In this Agreement, words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

ARTICLE 2
PURCHASE AND SALE

2.1   Authorization, Purchase, Sale and Purchase Price

(1)
The Corporation will sell the Purchased Shares to the Purchaser and the Purchaser will purchase the Purchased Shares from the Corporation for CDN$0.15 per Purchased Share (the aggregate hereinafter referred to as the "Purchase Price"), upon and subject to the terms and conditions hereof.

(2)
The Purchase Price will be paid and satisfied by certified cheque, bank draft or wire transfer payable at par in Montreal to or to the order of the Corporation and delivered by the Purchaser at the Time of Closing against delivery to the Purchaser of a certificate evidencing the Purchased Shares registered in the name of the Purchaser or in such other name as the Purchaser may notify the Corporation in writing prior to the Time of Closing. The Corporation shall add the Purchase Price to the "stated capital" within the meaning of the Canada Business Corporations Act of the Common Shares upon the issuance of the Purchased Shares.

2.2   Closing

        The sale and purchase of the Common Shares will be completed at the Time of Closing at the offices of Fasken Martineau DuMoulin, Stock Exchange Tower, Suite 3700, 800 Place Victoria, Montreal, Quebec.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1   Corporation's Representations and Warranties

        The Corporation represents and warrants to the Purchaser, and acknowledges that the Purchaser is relying thereon, that:

  (a)
  each of the Corporation and each Subsidiary of the Corporation that carries on a material portion of the business of the Corporation (on a consolidated basis) has been duly incorporated and is validly existing under the laws of its jurisdiction of incorporation and is conducting its business in all material respects in compliance with all applicable laws, rules and regulations of each jurisdiction in which it carries on business and holds all material licences, registrations and qualifications in all jurisdictions in which it carries on business necessary to carry on its business as now conducted;

  (b)
  the Corporation is a reporting issuer under all the Provincial Securities Laws and is not included on a list of defaulting issuers maintained by the Ontario Securities Commission or in default of its disclosure obligations under Title III of the Securities Act (Quebec) and is a registrant under the United States Securities Exchange Act of 1934, as amended;

  (c)
  the authorized capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of preferred shares, of which 65,711,367 Common Shares are issued and outstanding as of the date hereof, (without giving effect to the conversion of Debentures provided for hereunder) and no preferred shares are issued and outstanding; and 399,044,700 Common Shares will be outstanding immediately following the Closing (without giving effect to the conversion of Debentures provided for hereunder or by the Other Purchasers, but giving effect to the purchases of Common Shares being made by the Other Purchasers) and will be validly issued, fully paid and non-assessable;

  (d)
  no person has any agreement, option, right or privilege with or against the Corporation for the purchase, subscription or issuance of securities, issued or unissued of the Corporation, other than the holders of the Debentures, the holders of options or warrants, the Purchaser pursuant to the provisions hereof, the Other Purchasers, the holders of options under the Corporation's existing stock option plan, certain officers of the Corporation pursuant to the terms of their engagement;

  (e)
  the Corporation has good and sufficient power, authority and right to enter into this Agreement; this Agreement and the transactions to be completed by the Corporation hereunder have been duly authorized by all necessary corporate action on the part of the Corporation; and this Agreement has been duly executed and delivered by the Corporation and is a legally binding obligation of the Corporation enforceable against it in accordance with its terms, subject to bankruptcy and insolvency laws and other laws generally affecting the enforceability of creditors' rights and the availability of the equitable remedies of injunction and specific performance;

  (f)
  the execution and delivery of this Agreement and other documents contemplated hereunder, the fulfillment of the terms hereof and thereof by the Corporation and the issue, sale and delivery at the Time of Closing of the Purchased Shares do not and will not result in any breach of the articles, by-laws or resolutions of the Corporation or at the Time of Closing any agreement or instrument to which the Corporation or any of its Subsidiaries is a party or by which it is contractually bound except as waived by the ECF Lenders;

  (g)
  except as disclosed to the Purchaser on or before the date hereof, each of the Filed Securities Documents at the time of filing, (i) was true and correct in all material respects, (ii) contained no Misrepresentation and (iii) disclosed all Material Facts and Material Changes (actual, anticipated, contemplated or threatened, whether financial or otherwise) relating to the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and its Subsidiaries considered as a whole;

  (h)
  except as disclosed to the Purchaser on or before the date hereof, no Material Fact or Material Change has been omitted from the Filed Securities Documents that is required under the Provincial Securities

    Laws to be stated therein or is necessary to make the statements therein not misleading in the light of the circumstances in which they were made;

  (i)
  the Corporation has complied in all material respects with all Provincial Securities Laws and all U.S. federal and state securities laws and no confidential material change reports have been filed;

  (j)
  each of the consolidated financial statements of the Corporation included in the Filed Securities Documents filed after December 31, 2004 has been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by applicable laws) and fairly present in all material respects the consolidated financial position of the Corporation as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments and provided that such unaudited interim financial statements may omit notes which are not required in the unaudited financial statements);

  (k)
  except as disclosed to the Purchaser or in the Filed Securities Documents on or before the date hereof, there has been no Material Change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation since December 31, 2004;

  (l)
  except as disclosed to the Purchaser or in the Filed Securities Documents on or before the date hereof, each of the Corporation and its Subsidiaries is (i) not in violation of its articles or by-laws and (ii) is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject, other than defaults that in the aggregate do not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Corporation and its Subsidiaries on a consolidated basis;

  (m)
  except as disclosed to the Purchaser or in the Filed Securities Documents on or before the date hereof, there are no actions, suits, proceedings or inquiries pending or, to the knowledge of the Corporation, threatened in writing against or affecting the Corporation at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the Corporation and its Subsidiaries on a consolidated basis;

  (n)
  the Common Shares are listed and posted for trading on the Toronto Stock Exchange and at the Time of Closing the Purchased Shares will be conditionally approved for listing on the Toronto Stock Exchange; and

  (o)
  no authorization, approval or consent of any court or governmental or regulatory authority is required to be obtained by the Corporation in connection with the sale and delivery of the Purchased Shares hereunder, except such as have been obtained.

3.2   Survival of Corporation's Representation and Warranties

        The representations and warranties of the Corporation set forth in Section 3.1 will survive the completion of the sale and purchase of the Purchased Shares herein provided for and will continue in full force and effect for the benefit of the Purchaser for a period of three years from the Closing Date (with the exception of the representations and warranties set forth in Section 3.1(d) which will continue in full force and effect after the Closing Date forever), unaffected by any investigation made by or on behalf of the Purchaser in the course of preparation of this Agreement.

3.3   Purchaser's Representations and Warranties

        The Purchaser represents and warrants to the Corporation that:

(1)
it is an entity duly created and validly subsisting under the laws of its jurisdiction of creation, with good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by the Purchaser contemplated hereby; this Agreement and the transactions to be completed by the Purchaser hereunder have been duly authorized by all necessary corporate action on the part of the Purchaser; and this Agreement has been duly executed and delivered by the Purchaser and is a legally binding obligation of the Purchaser enforceable against it in accordance with its terms, subject to bankruptcy and insolvency laws and other laws generally affecting the enforceability of creditors' rights and the availability of the equitable remedies of injunction and specific performance;

(2)
the execution and delivery of this Agreement and the fulfilment of the terms hereof by it do not and will not result in a breach of its constating documents or any agreement or instrument to which it is a party or by which it is contractually bound, which breach would materially adversely affect it;

(3)
it is purchasing the Purchased Shares as principal for its own account and not for the benefit of any other person;

(4)
it has been provided with certain non-public information regarding the business and financial condition of the Corporation;

(5)
it holds the principal amount of Debentures set forth opposite its name in Schedule "A";

(6)
it is an accredited investor within the definition of National Instrument 45-106 of the Canadian Securities Administrators and within the definition of Regulation D of the U.S. Securities Act of 1933, as amended. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Shares by it pursuant to this Agreement and recognizes that the Purchased Shares have not been registered under the U.S. Securities Act of 1933, state securities laws or the Provincial Securities Laws;

(7)
it acknowledges that the Corporation may offer, for a period of 15 days following the Time of Closing, additional Common Shares to other Debentureholders (other than the Other Purchasers) on the same terms and conditions as set out herein; and

(8)
it acknowledges that the resale by it of any of the Purchased Shares purchased by it is subject to certain restrictions under the Provincial Securities Laws and U.S. federal and state securities laws that certificates evidencing the Purchased Shares will bear legends to that effect and that it will sell any of the Purchased Shares purchased by it only in compliance with any such laws applicable to it at the time of such sale.

3.4   Survival of Purchaser's Representations and Warranties

        The representations and warranties of the Purchaser set forth in Section 3.3 will survive the completion of the sale and purchase of the Purchased Shares herein provided for and will continue in full force and effect for the benefit of the Corporation for a period of three years from the Closing Date, unaffected by any investigation made by or on behalf of the Corporation in the course of the preparation of this Agreement.

ARTICLE 4
COVENANTS

4.1   Covenants of the Corporation

        The Corporation covenants and agrees with the Purchaser that:

(1)
subject to receipt of the Purchase Price therefor, the Purchased Shares will at the Time of Closing be duly and validly allotted and issued to the Purchaser or its assignee as fully-paid and non-assessable shares;

(2)
the proceeds to the Corporation from the sale and purchase of the Purchased Shares will be applied by the Corporation for working capital purposes and for the repayment of certain liabilities other than the loans made by the ECF Lenders;

(3)
the Corporation will promptly inform between date hereof until the Time of Closing the Purchaser in writing of the full particulars of:

(a)
any Material Change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation,

(b)
any change in any Material Fact contained in the Filed Securities Documents, (including for greater certainty, any information incorporated or deemed to be incorporated by reference therein);

(4)
the Corporation will list the Purchased Shares on the Toronto Stock Exchange as soon as possible following the Closing Time;

(5)
the Corporation will indemnify and save harmless the Purchaser against all losses, claims, damages, liabilities, costs or expenses (other than lost profits) caused or incurred, directly or indirectly, by reason of any material breach of any covenant of the Corporation contained in this Agreement or any inaccuracy or misrepresentation in any representation or warranty set forth in Section 3.1;

(6)
the Corporation will, on or before the Time of Closing, enter into the Supplemental Indenture;

(7)
the Corporation agrees to pay on demand all costs and expenses of the Purchaser including, without limitation, the reasonable fees and out of pocket expenses of one set of Canadian and U.S. counsel to the Purchaser with respect thereto (i) in connection with the preparation, execution and delivery of this Agreement and the other documents contemplated hereunder and (ii) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents contemplated hereunder, whether or not any of such transactions is consummated;

(8)
upon a written request from the Purchaser or a transferee thereof that is also a potential "United States shareholder" (as that term is defined in Section 951(b) of the Internal Revenue Code of 1986, as amended (the "Code")) of the Corporation, the Corporation will use reasonable best efforts to determine whether it is properly treated as a "controlled foreign corporation" ("CFC") within the meaning of Section 957 of the Code and to inform such person of its determination. The Purchaser shall, on an annual basis, provide to the Corporation information regarding its ownership of Common Shares and generally cooperate with the Corporation so that the Corporation can make a determination as to its CFC status. If the Corporation determines that it is properly treated as a CFC in any fiscal year, (i) the Corporation shall promptly, but in any case no later than 30 days after the end of the applicable fiscal year, notify the requesting holder described in the first sentence of this Section 7.1(8) of the Corporation's CFC status and (ii) the Corporation shall, no later than March 1 of the following fiscal year, provide the such holder holding Common Shares on the last day of such fiscal year on which the Corporation was a CFC a written report of the amount of income per Common Share required to be included in the gross income of a "United States shareholder" pursuant to Section 951(a) of the Code and shall generally cooperate with any reasonable request of such holder of Common Shares to facilitate such holder's U.S. federal income tax reporting requirements relating to the Corporation;

(9)
the Corporation will maintain its status as a reporting issuer under the Provincial Securities Laws and as a registrant under the United States Securities Exchange Act of 1934, as amended; and

(10)
the Corporation shall not at any time issue Common Shares or any securities convertible into, exchangeable for, or otherwise carrying the right to acquire Common Shares (a "Voting Security") without contemporaneously granting to the Purchaser (provided that, at the relevant time, the Purchaser holds not less than 3% of the outstanding Common Shares on an undiluted basis) the irrevocable right and option, exercisable on written notice not later than five days before the closing thereof, to acquire that number of securities being issued that would allow the Purchaser to maintain its proportionate interest as it existed before the issuance, in the total number of voting rights attached to all Voting Securities outstanding after the issue. Any right or option granted under this Section 4.1(10) shall be on the same terms and for the same consideration as the Voting Securities being issued, or, if such securities are to be issued for non-cash consideration, for a price in cash representing the fair market value of such non-cash consideration on a per security basis determined by the Corporation in good faith and acting reasonably. The Corporation shall give the Purchaser reasonable notice of any proposed issuance as soon as practicable and in any event not less than 10 days before the scheduled closing thereof, with reasonable particulars thereof, and shall forthwith advise the Purchaser of any anticipated or actual delays and of any anticipated or actual changes in terms. The Purchaser's right to exercise such right and option shall be subject to the Corporation obtaining any required approvals from any regulatory authority (including any stock exchange on which the Voting Securities are listed) and, if required by law, obtaining shareholder approval in the manner required by law or imposed by regulatory authority (including any stock exchange) as a condition to granting approval, which approvals the Corporation agrees to use its reasonable best efforts to obtain. This subsection shall not apply to issuances of Voting Securities: (i) under the exceptions set out in Section 3.1(d); (ii) as contemplated by Section 3.3(7) hereof; (iii) under any future stock incentive plan, stock option plan, share unit plan of the Corporation or other issuances of securities to directors or officers in connection with the performance of their duties; or (iv) under an amalgamation to which the Corporation is a party.

4.2   Covenants of the Purchaser

        The Purchaser, or its representative who is executing this Agreement, as applicable, irrevocably covenants and agrees with the Corporation that:

(1)
if it is an ECF Lender, in such capacity it shall execute such waivers and consents to its lending documents as are required to permit the Corporation to complete the transactions contemplated hereunder;

(2)
in its capacity as holder of the principal amount of Debentures set forth opposite its name on Schedule "A", it hereby assents to the amendments to the Trust Indenture as set forth in the Supplemental Indenture and hereby authorizes and directs the Trustees (as defined in the Trust Indenture) to concur with such amendments and to execute the Supplemental Indenture at or before the Time of Closing;

(3)
it shall execute and deliver, or shall be caused to be executed and delivered, a valid Conversion Form (as defined in the Trust Indenture) to the Trustees (as defined in the Trust Indenture) prior to the Time of Closing providing for the conversion of all of the Debentures that it holds either directly or indirectly as indicated in Schedule "A" into Common Shares on or before the Time of Closing;

(4)
it shall execute such documents as required by the Toronto Stock Exchange in connection with the sale and listing of the Purchased Shares; and

(5)
for so long as Endorsement No. 8 (dated August 25, 2005) of the Corporation's Directors & Officers Liability Insurance (Policy No. DO020909) remains in force, if at any time the Purchaser or its estates, beneficiaries, heirs, legal representatives or assigns shall own, either directly, indirectly or beneficially, 10% or more of the outstanding voting shares or rights to acquire over 10% of the outstanding voting shares of the Corporation on a fully diluted basis, neither the Purchaser, nor any of its estates, beneficiaries, heirs, legal representatives or assigns shall initiate any claim, including but not limited to shareholder derivative suits and/or representative class action suits against the directors or officers of the Corporation based upon or related to the transactions contemplated by this Agreement. Nothing in this paragraph (6) shall prohibit the Purchaser from joining in or participating in a claim or action if a third party (other than the Other Purchasers) has initiated such claim or action and such claim or action is not based upon or related to the transactions contemplated by this Agreement.

ARTICLE 5
CONDITIONS

5.1   Conditions for Benefit of the Purchaser

        The obligation of the Purchaser to purchase the Purchased Shares is subject to the following terms and conditions which are for the exclusive benefit of the Purchaser to be performed or complied with at or prior to the Time of Closing:

(1)
the representations and warranties of the Corporation set forth in Section 3.1 will be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

(2)
the Other Purchasers shall complete their purchases of Common Shares on the same terms as set out herein, with gross proceeds to the Corporation (including the Purchase Price) of not less than CDN$50,000,000;

(3)
the Corporation will have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Corporation at or prior to the Time of Closing;

(4)
all actions required to be taken by or on behalf of the Corporation, including the passing of all requisite resolutions of the board of directors of the Corporation and all filings with and approvals required from regulatory authorities, will have occurred and been obtained at or prior to the Time of Closing so as to validly issue the Purchased Shares;

(5)
the Corporation and the Trustees shall have executed and delivered the Supplemental Indenture and the Trust Indenture shall have been amended as provided in the Supplemental Indenture;

(6)
the Corporation and the Purchaser shall obtain all required approvals, consents and waivers from regulatory authorities, creditors of the Corporation (other than those required to be given by the Purchaser) and creditors of the Corporation's Subsidiaries that in the view of the Purchaser, acting reasonably, are required to give effect to the terms, conditions and covenants of this Agreement;

(7)
at or before the Time of Closing, the Corporation will have caused a favourable legal opinion to be delivered by Fasken Martineau DuMoulin LLP to the Purchaser in form reasonably satisfactory to the Purchaser with respect to such matters as are customary in the circumstances of the transaction contemplated hereby and as is reasonably satisfactory to the Purchaser relating to the Corporation, including the following:

(i)
the Corporation is a corporation incorporated and validly subsisting under the laws of Canada;

(ii)
the authorized capital of the Corporation is as described in the Filed Securities Documents;

(iii)
the attributes of the Common Shares are consistent in all material respects with the descriptions thereof in the Filed Securities Documents;

(iv)
the Corporation has the requisite corporate power and authority to perform its obligations under the terms of this Agreement and the Registration Rights Agreements;

(v)
the Purchased Shares have been validly allotted, and, upon payment therefor, will be issued as fully paid and non-assessable;

(vi)
the execution, delivery and performance of this Agreement and the Supplemental Indenture have been duly authorized and duly executed and delivered by the Corporation and each of this Agreement and the Supplemental Indenture is a legally binding obligation of the Corporation enforceable against it in accordance with its terms, subject to bankruptcy and insolvency laws and other laws generally affecting the enforceability of creditors' rights and the availability of the equitable remedies of injunction and specific performance (except that no opinion will be provided with respect to the United States Trust Indenture Act of 1939);

(vii)
the Toronto Stock Exchange has conditionally approved the listing of the Purchased Shares;

  (viii)
  the execution and delivery of this Agreement and the Supplemental Indenture, the fulfillment of the terms hereof by the Corporation and the issue, sale and delivery at the Time of Closing of the Purchased Shares do not and will not result in a breach of any of the terms, conditions or provisions of the articles or by-laws of the Corporation or any applicable laws of the Province of Ontario or Quebec (provided that no opinion will be provided with respect to the Competition Act (Canada) and the Investment Canada Act);

  (ix)
  subject to the holder of the Purchased Shares being a "control person" and subject to the other terms and conditions under applicable Provincial Securities Laws including section 2.5(2) of National Instrument 45-102 of the Canadian Securities Administrators, and of other internal controls and policies of the Corporation, the Purchased Shares will be freely tradeable under Provincial Securities Laws by the holder of the Purchased Shares after four months have elapsed from the Time of Closing; and

  (x)
  the issuance and delivery of the Purchased Shares in accordance with this Agreement is exempt from the prospectus and dealer registration requirements of Ontario and Quebec securities laws and no other documentation needs to be filed or consents obtained except for notice of the transaction;

(8)
the Purchaser will be furnished with such certificates, affidavits or statutory declarations of the Corporation as the Purchaser or its counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Corporation at or prior to the Time of Closing have been performed or complied with and that the representations and warranties of the Corporation herein given are true and correct at the Time of Closing; and

(9)
the holders of 66 2/3% of the principal amount of all the outstanding (as defined in the Trust Indenture) Debentures shall have signed an instrument in writing in one or more counterparts assenting to the amendments to the Trust Indenture provided for in the Supplemental Indenture and authorizing and directing the Trustees to concur with and to execute and deliver the Supplemental Indenture.

5.2   Breach of Terms and Conditions

        All terms and conditions herein will be construed as conditions, and any breach or failure to comply with any such terms and conditions will entitle the Purchaser, in addition to any rights that the Purchaser may have under Article 6, to terminate the Purchaser's obligation to purchase the Purchased Shares by written notice to that effect given to the Corporation prior to the Time of Closing.

5.3   Conditions for the Benefit of the Corporation

(1)
The obligation of the Corporation to sell the Purchased Shares is subject to the following terms and conditions which are for the exclusive benefit of the Corporation to be performed or complied with at or prior to the Time of Closing:

(a)
the Other Purchasers shall complete their purchases of Common Shares on the same terms as set out herein, with gross proceeds to the Corporation (including the Purchase Price) of not less than CDN$50,000,000;

(b)
the representations and warranties of the Purchaser set forth in Section 3.3 will be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

(c)
the Purchaser shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Purchaser at or prior to the Time of Closing; and

(d)
the requisite holders of Debentures shall have consented to the execution of the Supplemental Indenture.

(2)
If any term or condition of the Purchaser to be performed or complied with prior to the Time of Closing is not performed or complied with prior to the Time of Closing, the Corporation may terminate its obligations hereunder by written notice to that effect given to the Purchaser prior to the Time of Closing.

ARTICLE 6
TERMINATION OF PURCHASER'S OBLIGATION

6.1   Early Termination

(1)
The obligation of the Purchaser to purchase the Purchased Shares may be terminated, at the election of the Purchaser, if:

(a)
prior to the Time of Closing there should develop, occur or come into effect or existence any catastrophe, crisis or accident of national or international consequence, any law or regulation or any other event, action or occurrence of any nature whatsoever, including any outbreak of war, rebellion or armed hostilities which, in the opinion of the Purchaser, acting reasonably, materially and adversely affects or may materially and adversely affect the financial markets generally or the business of the Corporation and its Subsidiaries (on a consolidated basis), by giving the Corporation written notice to that effect no later than the Time of Closing;

(b)
any order or ruling is issued, any inquiry, investigation or other proceeding (whether formal or informal) in relation to the Corporation or its respective directors or officers is made, threatened or announced by any officer or official of any stock exchange, securities commission or other regulatory authority, or any law or regulation is promulgated or changed which, in the opinion of the Purchaser, acting reasonably, operates to prevent or restrict trading in or of the Purchased Shares;

(c)
there shall occur any Material Change or change in a Material Fact (except for any Material Changes, change in a Material Fact or failure of the Corporation to execute any significant contract that has been disclosed to the ECF Lenders on or before the date hereof) which, in the opinion of the Purchaser, acting reasonably, materially and adversely affects or may materially and adversely affect the Corporation or the Purchased Shares, by giving the Corporation written notice to that effect not later than the Time of Closing; or

(d)
the Closing shall not have occurred by February 25, 2006.

ARTICLE 7
GENERAL

7.1   Notices

        Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and must be given by personal delivery or by transmittal by telecopier addressed to the recipient as follows:

in the case of the Corporation, to:

  SR Telecom Inc.
  8150 Trans Canada Highway
  St. Laurent, Quebec H4S 1M5

  Attention: President
  Facsimile No (514) 956-4405

in the case of the Purchaser, to the address set forth in Schedule "A" to the attention of the person listed therein,

or such other address or telecopier number or individual as may be designated by notice by any party to the other. Any communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by telecopier, on the day of transmittal thereof if given during the normal business hours of the recipient and on the business day during which such normal business hours next occur if not given during such hours on any day.

7.2   Time of the Essence

        Time is of the essence of this Agreement.

7.3   Public Announcements

        Any public announcement or press release concerning the sale and purchase of the Purchased Shares made by the Corporation shall be reviewed by Purchaser's counsel in advance of dissemination, but otherwise shall be made as required by law.

7.4   Benefit of the Agreement

        This Agreement will enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

7.5   Amendments and Waiver

        No modification of or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all the parties hereto and no waiver of any breach of any term or provision of this Agreement will be effective or binding unless made in writing and signed by the party or parties purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

7.6   Exculpation Among Purchasers

        The Purchaser acknowledges that it is not relying on any person, firm or corporation, other than the Corporation and its officers and directors, in making its decision to invest in the Corporation. The Purchaser agrees that any Other Purchaser nor the respective controlling persons, officers, directors, partners, agents or employees of any Other Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of Purchased Shares.

7.7   Assignment

        This Agreement may not be assigned by the Corporation or the Purchaser, except that it may be assigned by the Purchaser to an affiliate (as defined in the Canada Business Corporations Act).

7.8   Governing Law

        This Agreement will be governed by and interpreted and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

        IN WITNESS WHEREOF the parties have executed this Agreement.

SR TELECOM INC.
By:	/s/ WILLIAM E. AZIZ Name: Title
By:	/s/ PETER CAMPBELL Name: Title
POLAR SECURITIES INC., as agent for North Pole Capital Master Fund
By:	/s/ PAUL SABOURIN Name: Title

SCHEDULE "A"

PURCHASER INFORMATION

PURCHASER	ADDRESS AND CONTACT INFORMATION	PRINCIPAL AMOUNT (CDN$) OF 10% CONVERTIBLE DEBENTURES	NUMBER OF PURCHASED SHARES

Polar Securities Inc., as agent for North Pole Capital Master Fund		1,853,217	12,544,520

SCHEDULE "B"

SUPPLEMENTAL INDENTURE

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SCHEDULE "A" PURCHASER INFORMATION
SCHEDULE "B" SUPPLEMENTAL INDENTURE